AMENDMENT TO THE BY-LAWS OF THE UBS FUNDS


	The undersigned Trustees of The UBS Funds (the "Trust") hereby agree to amend the Trust's By-Laws, ratified August 9, 1993 (the "By-Laws") as set forth below, in accordance with Article IX of the By-Laws.

1. Article II, Section 7

	Article II, Section 7 of the By-Laws is hereby amended by deleting the section in its entirety and replacing it with the following:

"Section 7. Voting. Each shareholder shall have one vote for each full share and a fractional vote for each fractional share of stock having voting power held by such shareholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of shareholders. Such vote may be made in person or by proxy. At all meetings of the shareholders, a quorum being present, all matters shall be decided by majority vote of the shares of beneficial interest entitled to vote held by shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the Investment Company Act of 1940, as from time to time amended, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. Every shareholder entitled to vote for Trustees or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the shareholder and filed with the Secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this Section 7. A proxy shall be deemed executed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. An attorney-in-fact relationship between the shareholder and the shareholder's attorney-in-fact may be created by any electronic, telegraphic, telephonic, computerized, telecommunications or other reasonable alternative means. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless revoked by the shareholder executing it, or using one of the permitted alternatives to execution, described in the next paragraph, by a written notice delivered to the Secretary of the Trust prior to the exercise of the proxy or by the shareholder's attendance and vote in person at the meeting; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy.
The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware. With respect to any shareholders' meeting, the Board, or, in case the Board does not act, the President, any Vice President or the Secretary, may permit proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the holder of the proxy to act. A proxy with respect to shares held in the name of two or more persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the Secretary of the Trust receives a specific written notice to the contrary from any one of them. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting."
2. All other provisions of the By-Laws shall remain in full force and effect.


IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amendment to the By-Laws of Trust as of the 25th day of April, 2002.



/s/ Walter E. Auch
Walter E. Auch
Trustee of The UBS Funds
209 South LaSalle Street
Chicago, IL   60604



/s/ Frank K. Reilly
Frank K. Reilly
Trustee of The UBS Funds
209 South LaSalle Street
Chicago, IL   60604



/s/ Edward M. Roob
Edward M. Roob
Trustee of The UBS Funds
209 South LaSalle Street
Chicago, IL   60604



/s/ Brian M. Storms
Brian M. Storms
Trustee of The UBS Funds
209 South LaSalle Street
Chicago, IL   60604



THE PLACE OF BUSINESS OF THE TRUST IS:

209 South LaSalle Street
Chicago, IL  60604-1295